UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2010
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1000 (Commission File Number)	38-1054690 (IRS Employer Identification No.)

425 N. Martingale Road Suite 2050 Schaumburg, Illinois (Address of Principal Executive Offices)	60173-2213 (Zip Code)
Registrant’s telephone number, including area code: (800) 772-7866
N/A
(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
The shareholders previously approved the 2010 Long Term Incentive Plan (the “LTIP”) of Sparton Corporation, an Ohio corporation (“Sparton”), authorizing the issuance of up to one million (1,000,000) shares in any of the following forms: stock, which may be subject to restrictions; stock options; phantom stock; stock appreciation rights; future performance-based cash payment plans; or other types of awards, as determined by the Compensation Committee with the approval of the Board of Directors. On June 24, 2010, pursuant to the LTIP and the recommendation of the Compensation Committee, Sparton’s Board of Directors approved an award of two hundred twenty two thousand and twenty-seven (222,027) shares of restricted stock (the “Awards”) to certain members of management (the “Employees”). The Board of Directors intends, in accordance with the terms of the LTIP, that the Awards will incentivize the Employees to meet certain performance metrics, measured on a cumulative basis over four years. The Awards will vest on a four year schedule, provided that such metrics are achieved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: June 24, 2010	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer